Exhibit 99.1

                PhotoMedex Announces First Quarter 2004 Results


    MONTGOMERYVILLE, Pa., April 29 /PRNewswire-FirstCall/ -- PhotoMedex, Inc. (Nasdaq: PHMD) today announced the results of their operations for the quarter ended March 31, 2004.

    Revenues for the first quarter ended March 31, 2004 were $4,025,230, an increase of 15.9% over the same period last year and 8.7% increase over the fourth quarter of 2003.

    The net loss for the quarter ended March 31, 2004 was $1,363,082, or $(0.04) per diluted share. The net loss for the quarter ended March 31, 2003 was $1,674,328, or $(0.05) per diluted share.

    As of March 31, 2004, the Company had cash and cash equivalents of $5,825,956.

    Jeffrey O'Donnell, PhotoMedex CEO and President, commented, "We are pleased with the recent decisions by key private health insurers approving the XTRAC(R) for reimbursement. We believe this is just the beginning, and anticipate that the other large health insurance providers will be reaching the same conclusion. This is a major milestone for PhotoMedex and further substantiates our belief that our psoriasis laser therapy provides superior clinical outcomes in a cost effective manner. We look forward to our conference call today, as it provides us with an opportunity to not only advise you of the first quarter results, but also to discuss our plans for the rollout of the XTRAC in the new regions covered by reimbursement."

    PhotoMedex will hold a conference call to discuss the Company's first quarter 2004 results on Thursday, April 29, 2004 at 4:30 p.m. Eastern Time.

    To participate in the conference call, dial 1.800.946.0786 (and confirmation code # 664856) approximately 5 to 10 minutes prior to the scheduled start time. If you are unable to participate, a digital replay of the call will be available from Thursday, April 29, from 7:30 p.m. ET until midnight on Thursday, May 13, by dialing 1.888.203.1112 and using confirmation code #664856.

    The live broadcast of PhotoMedex, Inc.'s quarterly conference call will be available online by going to www.photomedex.com and clicking on the link to Investor Relations, and at www.streetevents.com. The online replay will be available shortly after the call at those sites.


    About PhotoMedex:

    PhotoMedex provides contract medical procedures to hospitals, surgi-centers and doctors' offices, offering a wide range of products and services across multiple specialty areas, including dermatology, urology, gynecology, orthopedics, and other surgical specialties. The company is a leader in the development, manufacturing and marketing of medical laser products and services.


    Some portions of the conference call, particularly those describing PhotoMedex' strategies, operating expense reductions and business plans, will contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1993, as amended, and Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While PhotoMedex is working to achieve those goals, actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of PhotoMedex, its reputation in the industry or its results. In light of significant uncertainties inherent in forward-looking statements included herein and in the conference call, the inclusion of such information in the conference call should not be regarded as a representation by PhotoMedex or its subsidiaries that the forward looking statements will be achieved.


    For further information, please contact: Matt Clawson (investors) of Allen & Caron, +1-949-474-4300, matt@allencaron.com, for PhotoMedex, Inc.; or Dennis McGrath, CFO of PhotoMedex, Inc., +1-215-619-3287, info@photomedex.com




                               PHOTOMEDEX, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (UNAUDITED)

                                                  Three Months Ended March 31,
                                                      2004           2003

    Revenues                                      $4,025,230     $3,473,477

    Cost of Sales                                  2,494,066      2,410,258
    Gross profit                                   1,531,164      1,063,219

    Operating expenses:
    Selling, general and administrative            2,470,424      2,294,592
    Research and development and engineering         415,950        411,932
                                                   2,886,374      2,706,524

    Loss from operations                          (1,355,210)    (1,643,305)

    Interest expense, net                              7,872         31,023

    Net loss                                     $(1,363,082)   $(1,674,328)


    Basic and diluted net loss per share              $(0.04)        $(0.05)

    Shares used in computing basic and diluted
    net loss per share                            37,773,301     31,439,058



                               PHOTOMEDEX, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (UNAUDITED)


                                                   March 31,     December 31,
                                                     2004           2003
       Assets
    Cash and cash equivalents                     $5,825,956     $6,633,468

    Accounts receivable, net                       3,756,100      3,483,030

    Inventories                                    4,387,541      4,522,462

    Other current assets                             398,319        334,002

    Property and equipment, net                    4,163,898      4,005,205

    Other assets                                   3,727,256      3,774,564

       Total Assets                              $22,259,070    $22,752,731


       Liabilities and Stockholders' Equity
    Accounts payable and accrued liabilities      $3,414,798     $3,445,559

    Other current liabilities                      1,550,466      1,501,034

    Bank and Lease Notes Payable                   1,803,571      1,828,063


    Bank and Lease Notes Payable                   1,803,571      1,828,063

    Stockholders' equity                          15,490,235     15,978,075

       Total Liabilities and
        Stockholders' Equity                     $22,259,070    $22,752,731




SOURCE  PhotoMedex, Inc.
    -0-                             04/29/2004
    /CONTACT: Matt Clawson (investors) of Allen & Caron, +1-949-474-4300, matt@allencaron.com, for PhotoMedex, Inc.; or Dennis McGrath, CFO of PhotoMedex, Inc., +1-215-619-3287, info@photomedex.com/
    /Web site:  http://www.streetevents.com /
    /Web site:  http://www.photomedex.com /
    (PHMD)

CO:  PhotoMedex, Inc.
ST:  Pennsylvania
IN:  HEA MTC BIO
SU:  ERN